UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: February 20, 2008
Date of earliest event reported: February 15, 2008

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11727 (Commission File Number)	73-1493906 (IRS Employer Identification No.)
3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 15, 2008, Energy Transfer Partners, L.P. (the “Partnership”) issued a press release announcing that R.C. Mills, president of the Partnership’s propane division, will retire effective May 1, 2008. As a result of Mr. Mills’ retirement, the Partnership also announced that William G. (Bill) Powers will succeed Mr. Mills as president of the propane division, effective May 1, 2008. Mr. Powers, 54, joined the Partnership in 2004 as a result of the Partnership’s merger with Heritage Propane. He most recently served as senior vice president of the Partnership’s Eastern U.S. Propane Division Operations. Prior to the Partnership, Mr. Powers spent 18 years in a number of senior management positions, including chief executive officer of Star Gas Partners, L.P. and president and chief operations officer of Petroleum Heat & Power.
     Mr. Powers will receive an annual salary of $400,000 and a unit award under the Partnership’s Amended and Restated 2004 Unit Plan of 20,000 restricted common units, which unit award will vest in 20% increments each year over the next five years based on continued employment with the Partnership.
     A copy of the press release is furnished as an exhibit to this Current Report.
Item 9.01.   Financial Statement and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energy Transfer Partners, L.P. By: Energy Transfer Partners GP, L.P., its general partner By: Energy Transfer Partners, L.L.C., its general partner
Date: February 20, 2008	By:	/s/ Brian J. Jennings
Brian J. Jennings
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 15, 2008.